EXHIBIT 2.1

                             PURCHASE AGREEMENT

     This Agreement is entered into as of October 13, 2001 (the "AGREEMENT") by and among Mettler-Toledo, Inc., a Delaware corporation (the "BUYER"), Mettler-Toledo International Inc., a Delaware corporation ("MTII") and Rainin Instrument Company, Inc., a Massachusetts corporation ("SELLER") and Kenneth Rainin ("RAININ").

                           Preliminary Statement
                           ---------------------

     WHEREAS, the Seller is the holder, beneficially and of record, of all of the issued and outstanding membership units (the "UNITS") of Rainin Instrument, LLC, a Delaware limited liability company (the "COMPANY"); and

     WHEREAS, Rainin is the holder, beneficially and of record, of all of the issued and outstanding shares of capital stock of the Seller; and

     WHEREAS, the Seller has historically been engaged in the design, engineering, manufacturing, marketing and distribution of pipettes and associated products (the "BUSINESS"); and

     WHEREAS, the Seller has entered into that certain Assignment and Assumption Agreement with the Company whereby the Seller has transferred substantially all assets and liabilities of the Business to the Company for all of the membership interests in the Company; and

     WHEREAS, after the date hereof but prior to the Closing Date (as herein defined) the Seller will formalize the transfer of record to the Company of substantially all assets and liabilities of the Business, as herein further described, such that the Company shall continue the Business; and

     WHEREAS, following such transfer to the Company the Buyer desires to purchase, and the Seller desires to sell all of the Units of the Company, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, the parties agree as follows.

                                 ARTICLE I
                                THE PURCHASE

     1.1  Definitions.
          -----------

"AFFILIATE" means, with respect to any person any other person directly or indirectly controlling, controlled by, or under common control with such other person, and in the case of an individual, includes the individual's immediate family, and the trustees of a trust the beneficiaries of which include any one or more of the foregoing.

"AGREEMENT" shall have the meaning set forth in the first paragraph hereof.

"ASSET PURCHASE AGREEMENT (INVENTORY/ACCOUNTS RECEIVABLE)" shall be the agreement attached hereto as Exhibit A.

"AUTHORITY" means any foreign, federal, state or local governmental, regulatory, judicial or administrative authority or agency.

"BALANCE SHEET" shall have the meaning set forth in Section 2.4.

"BALANCE SHEET DATE" shall have the meaning set forth in Section 2.4.

"BUSINESS" shall have the meaning set forth in the preliminary statement set forth above.

"BUYER" means Mettler-Toledo, Inc., a Delaware corporation.

"CALIFORNIA  COMMISSIONER"  shall  have the  meaning  set forth in  Section
6.2(a).

"CALIFORNIA PERMIT" shall have the meaning set forth in Section 6.2(a).

"CASH PROCEEDS" shall have the meaning set forth in Section 1.3(a).

"CODE" means the United States Internal Revenue Code of 1986, as amended.

"COMPANY" means Rainin Instrument, LLC, a Delaware limited liability company.

"CONTINGENT PAYMENT" shall have the meaning set forth in Section 1.5.

"CONTRACTS" means all leases, contracts, grants, licenses, sales orders and all other agreements, whether written or oral, to which the Company is a party or by which it is legally bound or which are conveyed to the Company pursuant to the Transfer Documents.

"COPYRIGHTS" means original works of authorship fixed in any tangible medium of expression including mask and other copyrightable works, United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same.

"CUSTOMS LITIGATION" shall mean the litigation entitled Rainin Instrument Company, Inc. vs. The United States of America pending in the U.S. Court of International Trade, and other proceedings or appeals in connection therewith.

"CURRENT EMPLOYEE" means any Employee who is actively working for or providing services to the Company or on approved leave of absence and has a right to return to employment as of the Closing Date.

"EMPLOYEE  AGREEMENT"  means  each  management,   employment,   consulting,
non-compete, change-in-control, confidentiality, agreement or contract entered into by the Seller or the Company with any Employee.

"EMPLOYEE PLAN" means each plan, program, policy, payroll practice, contract, or other arrangement (other than any Employee Agreement) providing for compensation, termination pay, performance awards, profit related pay schemes, stock or stock-related awards, life and health insurance, hospitalization, saving, bonus, pensions, supplemental pensions, deferred compensation, incentive compensation, holidays, profit sharing, vacations, sick pay, sick leave, disability benefits, tuition refunds, service awards, company cars, scholarships, relocation benefits, patent awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not in writing or legally binding.

"ENCUMBRANCES" shall mean any liens, claims, charges, security interests, pledges, mortgages, rights of set off, preemptive rights, trust arrangements or other encumbrances (whether arising from contract, by operation of law or otherwise), except for (i) liens for Taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and (iii) any encumbrances created by or through Buyer or any of Buyer's Affiliates.

"ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

"ESCROW AGREEMENT" means the agreement attached hereto as Exhibit B.

"EXCLUDED ASSETS" means (i) the Seller Leased Real Property located in Woburn, Massachusetts, (ii) The John Hancock Variable Life Insurance Policies with the following policy numbers: #623 663 16; #623 537 52; #632 027 02; #636 222 87; and #636 222 88, (iii) the membership interests in Rainin Air LLC, (iv) all contracts related to the construction and equipping of the Seller Leased Real Property located in Oakland, California, except those relating to "Tenant Improvements"; (v) subject to the other terms of this Agreement, the Greiner Litigation and the Customs Litigation and (vi) Mr. Lemieux's and Mr. Weinsoff's company cars, (vii) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance and existence of Seller as a corporation and (viii) the rights of Seller under this Agreement or the Transfer Documents.

"EXCLUDED LIABILITIES" shall mean (i) all liabilities and obligations of the Seller and the Company for income Taxes, (ii) liability for U.S. profit sharing and U.S. incentive compensation, (iii) liability of Seller for taxes arising in connection with the consummation of the transactions provided for in the Transfer Documents, (iv) any liability or obligation of Seller under this Agreement, the Transfer Documents or the Asset Purchase Agreement (Inventory/Accounts Receivable) and (v) liabilities relating to the Excluded Assets.

"FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.4.

"GAAP" shall mean United States generally accepted accounting principles.

"GREINER LITIGATION" means the litigation between Rainin Instrument Company, Inc. and Greiner Labortechnik GmbH pending in the District Court of Dusseldorf, Germany, and the Federal Patent Court of Germany, and any other proceeding or appeals in connection therewith.

"HOLDBACK AMOUNT" shall have the meaning set forth in Section 1.3(b).

"HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

"INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" shall have the meaning set forth in Section 7.3.

"INTELLECTUAL PROPERTY" means the Seller's and the Company's Copyrights, Patent Rights, Trademarks and Trade Secrets and all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate or pertain to any of the foregoing. "Intellectual Property" does not include intellectual property owned by PTI or intellectual property that is developed through the Closing Date specifically for the business of PTI but does not relate to the Business.

"INITIAL  PURCHASE  PRICE"  shall  have the  meaning  set forth in  Section
1.3(a).

"KNOWLEDGE" shall mean with respect to any party hereto, the actual knowledge or conscious awareness of such party after reasonable inquiry, which in the case of the Company, the Seller or Rainin shall mean that such person has made reasonable inquiry of one or more employees of Rainin and/or the Company whom such person reasonably believes would have actual knowledge of the matters represented. As used in Section 2.12, the term knowledge as to any party shall not require the conducting of any patent search or investigation regarding patents, trademarks, Copyrights, software or other Intellectual Property of the Seller or the Company, such party or any other Person.

"LAWS" means any applicable law, ordinance, code, rule or regulation or any court, administrative, arbitral or mediator's judgment, order, award or decree.

"LICENSED INTELLECTUAL PROPERTY" means any licenses or agreements in relation to the use of intellectual property rights from third parties used in the conduct of the Business and to which the Seller or the Company is a party.

"MATERIAL ADVERSE EFFECT" means with respect to any entity, any change, event or effect that is materially adverse to the business, financial condition, operations or capitalization of such entity and its subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (i) any change, event or effect that results from changes affecting any of the industries in which such entity operates generally; or (ii) any change, event or effect that results from changes affecting the United States economy generally; or (iii) any change, event or effect resulting from or relating to the disruption or loss of existing or prospective customers, distributors, suppliers, employees or other relationships that result from or relates to the public announcement or pendency of the transactions contemplated hereby, and, provided further, that the failure of an entity to meet internal financial projections, estimates or forecasts, in and of itself, will not constitute a Material Adverse Effect on such entity.

"METTLER STOCK" means the shares of MTII common stock, per value $0.01 per share, issuable pursuant to this Agreement. Such stock is listed for trading on the New York Stock Exchange under the symbol "MTD."

"MTII" means Mettler-Toledo International Inc., a Delaware corporation and the parent company of the Buyer.

"RAININ" means Kenneth Rainin, the sole shareholder of the Seller.

"ORDINARY COURSE OF BUSINESS." An action taken by a Person will be deemed to have been taken in the "ORDINARY COURT OF BUSINESS" only if:

     (a) such action is consistent with the past practices of such Person (or in the case of the Company, consistent with the past practices of the Seller) and is taken in the ordinary course of the normal day-to-day operations of such Person (or in the case of the Company, taken in the ordinary course of the normal day-to-day operations of the Seller prior to the consummation of the Transfer Documents); and

     (a) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.


"PATENT RIGHTS" means United States and foreign patents and patent applications, including continuations, continuations-in-part, divisions and reissues thereof; patent disclosures; inventions (whether or not patentable or reduced to practice) and improvements thereto.

"PERMITS" means all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights, whether issued by or under authority of an Authority or any other person.

"PERSON" means an individual, corporation, company, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof or any other entity.

"PTI" means Protein Technologies, Inc.

"PURCHASE PRICE" shall have the meaning set forth in Section 1.3(a) hereof.

"SELLER"   means  Rainin   Instrument   Company,   Inc.,  a   Massachusetts
corporation, and the parent of the Company.

"SELLER LEASED REAL PROPERTY" means the facilities utilized or to be utilized by the Company in connection with the Business located at Rainin Road, Woburn, Massachusetts, 5400 Hollis Street, Emeryville, California and 7500 Edgewater Drive, Oakland, California.

"TAX" means any Federal, state, local or foreign income, gross receipts, license, occupation, capital gains, environmental (including Taxes under
Section 59A of the Code), customs, duties, profits, disability, registration, documentary, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment, insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, windfall profits, capital stock, stamp, transfer, worker's compensation or other tax of any kind whatsoever, including any interest, penalties or additions to tax, and any interest in respect of such penalties or additions, whether or not disputed.

"TAX RETURN" means any return, report, notice, form, declaration, claim for refund, estimate, election, or information statement or other document filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party, including any schedule or attachment thereto and any amendment thereof.

"TRADEMARKS" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names (including all assumed or fictitious names under which the Company or the Seller is conducting business or has within the previous five years conducted business), whether registered or unregistered, and pending applications to register the foregoing.

"TRADE SECRETS" means, without limitation, all ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and information, financial information and records and all other information which has been maintained in confidence by and provides an economic benefit to its proprietor.

"TRADING PRICE" means $43.65.

"TRANSFER DOCUMENTS" means the Assignment and Assumption Agreement between the Seller and the Company attached at Schedule 2.2(e), and the assumption, assignment, transfer and conveyancing documents executed and delivered pursuant thereto.

"UNITS" means the issued and outstanding membership units of the Company.

     1.2 Sale and Transfer of Units. Upon and subject to the terms and conditions of this Agreement, at the Closing the Seller shall sell, transfer, convey, assign and deliver the Units to the Buyer, free and clear of all Encumbrances, and the Buyer shall purchase the Units.

     1.3  Purchase Price.
          --------------

          (a) The purchase price to be paid by the Buyer for the Units shall be One Hundred Twenty-Two Million, One Hundred Fifty-Seven Thousand Thirty-Eight Dollars ($122,157,038.00) paid in cash (the "CASH PROCEEDS") plus 3,388,132 shares of Mettler Stock (the "INITIAL PURCHASE PRICE"), plus the Contingent Payment (as herein defined), if any, subject to adjustment as provided in Section 1.7 hereof (the "PURCHASE PRICE").

          (b) 687,285 shares of the Mettler Stock included in the Initial Purchase Price (the "HOLDBACK AMOUNT") will not be paid at Closing but will be held in escrow in accordance with the provisions of the Escrow Agreement to satisfy, in part, the indemnification obligations of the Seller and Rainin pursuant to Article VII hereof. That portion of the Holdback Amount not subject to claims made in accordance with Article VII and the Escrow Agreement as of January 2, 2003 shall be disbursed to the Seller on or before January 10, 2003 in accordance with the terms of the Escrow Agreement.

          (c) Fractional shares will be paid in cash and will not be issued.

          1.4  The Closing.
               -----------

          (a) The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place commencing at 10:00 a.m. local time on or before the fifth (5th) business day after all conditions to closing set forth in Article IV hereof shall have been satisfied or waived, or on such other date and at such place and by such means as the parties shall agree (the "CLOSING DATE").

          (b) Immediately prior to the Closing:

                    (i) the Company shall distribute to the Seller the Company's profits accrued to the Closing Date.

                    (ii) the Buyer and the Company shall execute the Asset Purchase Agreement (Inventory/Accounts Receivable), and consummate the transactions contemplated thereby, and the Company shall distribute to the Seller the proceeds from such transaction and the right or obligation of the Company, as the case may be, to receive a Positive Adjustment Amount or pay a Negative Adjustment Amount, each as defined in and pursuant to the Asset Purchase Agreement (Inventory/Accounts Receivable).

          (c)  At the Closing:

                    (i) the Seller shall deliver the Units to the Buyer;

                    (ii) the Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 4.2;

                    (iii) the Buyer shall deliver to the Seller the various certificates, instruments and documents referred to in Section 4.3;

                    (iv) the Buyer shall pay the Initial Purchase Price, less the Holdback Amount, in the amount and the manner specified in Section 1.3; (v) the Buyer shall deposit the Holdback Amount with the Escrow Agent;

                    (vi)  the  Seller  shall  deliver  to  the  Buyer,   or
          otherwise put the Buyer in possession and control of, all of the company and other records of the Company; and

                    (vii) the Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

     1.5  Contingent  Payment.   The  Seller  shall  be  eligible  to  earn
additional consideration as provided in this Section 1.5.

          (a) Subject to the terms and conditions of this Agreement, the Buyer shall pay to the Seller as additional consideration an aggregate sum (the "CONTINGENT PAYMENT") based on EBIT of the Company for the eighteen
(18) month period commencing October 1, 2001 (the "18-MONTH EBIT"; such period called the "CONTINGENT PERIOD") as follows:

          LEVEL                                             PAYMENT
          -----                                             -------

          For every 1 dollar of EBIT in excess of           $10.00
          $45,875,000 and up to $47,875,000

          For every 1 dollar of EBIT in excess of           $5.00
          $47,875,000 and up to $55,875,000

          , up to a maximum Contingent Payment of Sixty Million Dollars ($60,000,000.00).

          (b) As used herein, the term "EBIT" means earnings before interest and taxes, calculated in accordance with GAAP. In the event of the issuance after the date hereof of accounting pronouncements which change reporting methods in accordance with GAAP, the method to be applied for purposes of this Section 1.5 shall be the GAAP in effect on the date hereof. For purposes of calculating EBIT in accordance with this Section 1.5, the following items will be added back: (i) non-recurring charges arising directly from the transactions contemplated by this Agreement, (ii) amortization of intangible assets arising directly from the transactions contemplated by this Agreement (provided that intangibles from past acquisitions made by the Seller shall be included on a pro forma basis),
(iii) amounts received by the Company from the Greiner Litigation and the Customs Litigation to the extent same are payable to the Seller pursuant to
Section 6.10 hereof, and (iv) $428,000 of leasehold write-offs associated with the Seller Leased Real Property located in Emeryville, California. For purposes of calculating EBIT in accordance with this Section 1.5, accounting for trade-ins will be performed using the Seller's historical practices.

          (c) Within 30 days after the end of the Contingent Period, the Buyer shall prepare and deliver to the Seller a statement showing the 18-month EBIT (the "EBIT CALCULATION"). The Seller shall be given reasonable access to work papers, accounting records and such other material as is reasonably necessary or desirable for the Seller's independent evaluation of the EBIT Calculation. The Seller shall deliver to the Buyer a statement describing any objection to the EBIT Calculation within thirty (30) days after receiving the initial EBIT Calculation, absent which the EBIT Calculation as delivered by the Buyer shall be deemed accepted. The Buyer and the Seller shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within ten
(10) days after the Buyer's receipt of the statement of objections, the Buyer and the Seller shall select a nationally recognized accounting firm mutually acceptable to them (the "Neutral Accountants") to resolve any remaining objections, the costs of which shall be shared equally by the Buyer and the Seller. The Buyer and the Seller shall jointly instruct the Neutral Accountants to resolve any unresolved objections within thirty (30) days after referral of the matter to them, and the decision of the Neutral Accountants shall be conclusive and binding upon the Buyer and the Seller, absent fraud or manifest error.

          (d) Payment of any undisputed portion of the Contingent Payment will be made within five (5) business days after such undisputed portion is agreed. The disputed portion will be paid within five (5) business days after final resolution of the EBIT Calculation, whether by agreement of the parties or by determination of the Neutral Accountants. Such disputed amount will accrue interest at a rate of 60-day U.S. dollar LIBOR plus 25 basis points per annum from the date such amount should have been paid until the date actually paid.

          (e) At the Buyer's election, up to one-half of the Contingent Payment may be paid by the issuance to the Seller of Mettler Stock. The number of shares of Mettler Stock to be issued pursuant to the Contingent Payment shall be calculated on the basis of the average closing price of the Mettler Stock on the ten (10) trading days preceding the last day of the Contingent Period. The remaining portion of the Contingent Payment shall be paid by delivery to the Seller of immediately available funds, unless the Seller and the Buyer shall mutually agree in writing to another form of consideration.

     1.6  Other Considerations.
          --------------------

          (a) The parties agree that from the Closing Date until the end of the Contingent Period, for purposes of Section 1.5 hereof, (i) the Company will be accounted for as a separate entity; (ii) the Buyer and its Affiliates will make resources and services available to the Company as the Company may elect to receive on arm's length terms; and (iii) the Buyer will not charge the Company an overhead allocation.

          (b) In the event of a change in control of MTII, then after such change in control and during the balance of the Contingent Period, the Buyer and MTII agree that they will not make any significant changes in the employees, operations, or practices of the Company that could reasonably be expected to have a material adverse effect on EBIT, unless such change is consented to in writing by Rainin, absent which consent the threshholds for the Contingent Payment shall be reduced by the amount by which EBIT is affected by such unapproved change.

     1.7 Adjustment. The Initial Purchase Price will be subject to adjustment as a consequence of the adjustment of the purchase price pursuant to the Asset Purchase Agreement (Inventory/Accounts Receivable). The Initial Purchase Price will be increased by the Negative Adjustment Amount, or decreased by the Positive Adjustment Amount (in each case as such terms are defined in the Asset Purchase Agreement (Inventory/Accounts Receivable). The Seller will pay to the Buyer the Positive Adjustment Amount, or the Buyer will pay to the Seller the Negative Adjustment Amount, as the case may be, contemporaneously with the payment of the adjusted purchase price pursuant to the Asset Purchase Agreement (Inventory/Accounts Receivable).

     1.8 Allocation of Purchase Price. The parties agree to allocate the Purchase Price, any assumed liabilities, and all other capitalizable costs among the assets owned by the Company at the Closing in the manner required by Section 1060 of the Code. If the parties are unable to agree on such allocation within 60 days after the Closing Date, the Buyer and the Seller shall select Neutral Accountants to resolve any disputed matters, the costs of which shall be shared equally by the Buyer and the Seller. The Buyer and the Seller shall jointly instruct the Neutral Accountants to resolve any disputed matters regarding the purchase price allocation within 15 days after referral of the matter to them, and the decision of the Neutral Accountants shall be conclusive and binding upon the Buyer and the Seller, absent fraud or manifest error. The parties agree to prepare and file IRS Form 8594, including any amendments thereto, in a manner consistent with the purchase price allocation determined in accordance with the foregoing. To the extent that the Purchase Price is adjusted after the Closing Date, the parties agree to revise and amend the purchase price allocation and IRS Form 8594 in the same manner and according to the same procedure set forth above. The determination and allocation of the Purchase Price derived pursuant to this Section 1.8 shall be binding on the parties for all Tax reporting purposes.

     1.9  Matters Concerning Mettler Stock.
          --------------------------------

          (a) The Seller or Rainin may sell, offer, contract for sale, make a short sale, pledge or otherwise transfer or dispose of one half of the total number of shares of Mettler Stock received by the Seller at any time after issuance thereof to the Seller, subject to (i) any limitations or restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act") and other applicable federal and state securities laws,
(ii) for so long as Rainin is an employee of the Company, the Buyer or their Affiliates, compliance with MTII's insider trading policy, and (iii) compliance with the Right of First Refusal set forth in subsection (c) hereof.

          (b) The Seller and Rainin agree that it and he will not, directly or indirectly, sell, offer, contract for sale, make any short sale, engage in any hedging transaction, pledge or otherwise transfer or dispose of the other one half of the total number of shares of Mettler Stock received by the Seller in connection with the transactions contemplated hereby until after the end of the Contingent Period; provided, however, that the Seller and Rainin shall continue to be bound by such restriction on transfer or disposition after such date and until the later of (i) January 1, 2005 or
(ii) the termination of Rainin's employee relationship, unless the contemplated transfer or disposition shall be approved in writing by the President of the Buyer, which approval will not be unreasonably withheld or delayed, and which will be communicated within four (4) business days of Seller's or Rainin's written request therefor. Such approval shall be valid for a period of thirty (30) days, unless revoked by the Buyer in writing upon exercise of its reasonable business judgment. Any such sale at any time shall remain subject to the limitations or restrictions imposed by the Securities Act and other applicable federal and state securities laws, and the Right of First Refusal set forth in subsection (c) hereof.

          (c) For so long as Rainin is an employee of the Company, the Buyer or their Affiliates, MTII shall have a right of first refusal to purchase all or any part of the Mettler Stock received by the Seller pursuant to this Agreement as set forth below. Prior to consummating any sale of Mettler Stock, the Seller shall provide to MTII a written notice setting forth the number of shares the Seller desires to sell. As soon as practicable, but in no event longer than four (4) business days after receipt of Seller's notice, MTII shall provide written notice to Seller informing Seller whether MTII will exercise its right of first refusal and specifying the total number of shares of Mettler Stock it is electing to purchase, if less than the full amount set out in Seller's notice.

               (i) If MTII elects not to exercise its right of first refusal in whole or in part, Seller shall be entitled to sell up to the number of shares of Mettler Stock set out in Seller's notice which MTII has not elected to purchase during the 30 trading-day period following MTII's election not to exercise its right of first refusal in whole or in part.

               (ii) If MTII elects to exercise its right of first refusal, the per share price to be paid to Seller shall be calculated by taking the average of the closing prices for shares of MTII as such prices are reported by the New York Stock Exchange on each of the three trading days immediately preceding the date of Seller's notice. The purchase shall take place on the date of MTII's notice and payment to Seller shall be made by wire transfer within four (4) business days following such date.

               (iii) Seller and MTII shall execute and deliver such other instruments of sale and take such action as may be reasonably necessary or desirable to transfer the shares of Mettler Stock being sold to MTII or to third parties, as the case may be. This shall include Seller's delivery of a share certificate or certificates evidencing the Mettler Stock to MTII's transfer agent.

               (iv) At any time during the four (4) business days after receipt of Seller's notice set forth above and prior to MTII's election to exercise its right of first refusal, Seller may elect to revoke its election to sell.

               (v) Immediately upon sending MTII's notice, MTII shall use its commercially reasonable best efforts to remove the right of first refusal legend set forth on Seller's certificates, which Seller has indicated that it desires to sell in the Seller's notice.

               (vi) Buyer's and MTII's rights under this Section 1.9(c) shall terminate upon (A) any consolidation, merger or change of control of Buyer whereby the stockholders of Buyer immediately prior to such consolidation, merger or change of control own less than 50% of Buyer's voting power immediately after such consolidation, merger or change of control or (B) the sale or disposition of all or substantially all of the assets of Buyer.

          (d) The Seller and Rainin agree not to directly or indirectly sell, offer, contract for sale, make any short sale, pledge or otherwise transfer or dispose of any shares of Mettler Stock in the Holdback Amount until such shares are delivered to the Seller.

          (e) In the event that prior to the Closing Date, MTII shall subdivide or split-up the outstanding shares of its common stock, combine its outstanding common stock into a smaller number of shares of capital stock or declare a dividend (or the like) on its common stock, then the number of shares of Mettler Stock which the Seller is entitled to receive on the Closing Date shall be appropriately adjusted so that the Seller shall be entitled to receive the number of shares of MTII common stock that it would have received after such subdivision, split-up, combination, dividend or the like, as the case may be, if the Closing had occurred immediately prior to such event or record date for such event, as the case may be.

          (f) Notwithstanding the provisions set forth in this Section 1.9, the Seller shall be permitted to transfer the Mettler Stock to such entities or persons as Seller shall so designate for purposes of estate and tax planning, provided however that the transferee will be subject to the terms set forth in this Section 1.9 to the same extent as if such transferee were the Seller.

     1.10 Further Assurances. At any time and from time to time after the Closing, at the request of the Buyer, the Seller and Rainin shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such action as the Buyer may determine are reasonably necessary or desirable to transfer, convey and assign to the Buyer, and to evidence and confirm the Buyer's rights to, title in and ownership of, the Units, and to carry out the purpose and intent of this Agreement. Any additional reasonable out-of-pocket costs incurred by the Seller or Rainin in accommodating Buyer's requests shall be reimbursed by Buyer.


                                 ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND RAININ

     The Seller and Rainin represent and warrant to the Buyer and MTII that, except as disclosed in the Disclosure Schedule, the statements contained in this Article II are true and correct.

     2.1  Organization, Qualification and Corporate Power.
          -----------------------------------------------

          (a) The Seller is a corporation duly organized, validly existing and in good standing as a corporation under the laws of the State of Massachusetts. The Seller has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business. The Seller is duly qualified to do business in all jurisdictions where the nature of the properties owned or leased by it or the activities conducted by it make such qualification necessary.

          (b) The Company is a limited liability company duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware. The Company has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business. The Company is duly qualified to do business in all jurisdictions where the nature of the properties owned or leased by it or the activities conducted by it make such qualification necessary.

          (c) The Seller has delivered true and complete copies of the Company's Certificate of Formation and Agreement of Limited Liability Company, including all amendments thereto, as in effect as of the date of the Agreement, which are attached hereto at Schedule 2.1(c).

          (d) The  managers  and  officers  of the Company are set forth on
Schedule 2.1(d) hereto.

     2.2  Capital of the Company and Debt Obligations; Subsidiaries.
          ---------------------------------------------------------

          (a) All of the issued and outstanding Units of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned beneficially and of record by the Seller, free and clear of any Encumbrances or any unitholder agreements, voting agreements, proxies or similar agreements.

          (b) Except as set forth on Schedule 2.2(b), there are no outstanding securities convertible into or exchangeable for or carrying the right to acquire any equity or other security of any description of the Company and no outstanding options, rights, warrants or other agreements or commitments that relate to, or require the issuance, sale or other disposition of, any equity or other securities of any description of the Company.

          (c) Schedule 2.2(c) sets forth all obligations of the Seller or the Company, direct and indirect, contingent or otherwise, for borrowed money, including unutilized lines of credit in excess of $50,000.

          (d) Except as set forth in Schedule 2.2(d), the Seller (except for the Company) and the Company do not have any subsidiaries and do not otherwise own any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

          (e) The Assignment and Assumption Agreement which forms part of the Transfer Documents is attached hereto at Schedule 2.2(e). When executed, the Transfer Documents will constitute (and the Assignment and Assumption Agreement constitutes) the valid and binding obligation of the Seller and the Company, and will effectively convey to the Company all assets of the Seller except the Excluded Assets, subject to all liabilities of the Seller except the Excluded Liabilities.

     2.3  Authority and Noncontravention.
          ------------------------------

          (a) The Seller has all requisite power and authority and Rainin has all requisite capacity to execute and deliver this Agreement and the ancillary agreements contemplated hereby to which the Seller or Rainin or both are a party and to perform their obligations hereunder and thereunder. The execution and delivery of this Agreement and the ancillary agreements contemplated hereby by Seller and the performance thereof and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and no further action is required on the part of Seller to authorize this Agreement or any ancillary agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Seller and Rainin and constitutes valid and binding obligations of the Seller and Rainin, assuming in each case the due and valid authorization, execution and delivery by Buyer and MTII, enforceable against the Seller and Rainin in accordance with its respective terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, relief of debtors or other laws relating to creditors rights generally and (ii) is subject to general principles of equity, including the discretion of a court in granting equitable remedies.

          (b) Neither the execution and delivery of this Agreement or the ancillary agreements contemplated hereby by the Seller or Rainin, nor the consummation by the Seller or Rainin of the transactions contemplated hereby or thereby, nor the execution, delivery and consummation of the transactions contemplated by the Transfer Documents, will (a) (i) conflict with or violate any provision of the Certificate of Incorporation, as amended or By-laws of the Seller or the Certificate of Formation or Agreement of Limited Liability Company of the Company, (ii) violate, conflict with, or result in a breach of, or default or loss of benefit under, or give rise to a right of termination, acceleration, modification or cancellation under, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, instrument of indebtedness or agreement, obligation or commitment to which the Seller, Rainin or the Company is a party or by which he or it or his or its assets is bound (including, without limitation, the Contracts), (iii) violate or result in the loss of any benefit under any provision of any applicable Law to which the Seller, Rainin or the Company is subject, (iv) result in the imposition of any Encumbrance upon any of the Units or upon any assets of the Seller or the Company, or (b) except for the filing required pursuant to the HSR Act and the filing contemplated by Section 6.2, require on the part of the Seller or Rainin any filing with, or permit, authorization, consent or approval of, any Authority or give any Authority the right to challenge any of the transactions contemplated by this Agreement or the ancillary agreements contemplated hereby, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, Rainin or the Company or any of their respective properties or assets.

     2.4 Financial Statements and Other Data. Schedule 2.4 sets forth (i) the audited financial statements of the Seller as of December 31, 1999 and December 31, 2000 and (ii) the reviewed financial statements of the Seller as of June 30, 2001 (the "Balance Sheet Date"; the balance sheet included in such June 30, 2001 financial statements being herein referred to as the "Balance Sheet"). The foregoing financial statements are herein referred to as the "Financial Statements". The Financial Statements have been prepared in accordance with GAAP consistently applied, and the Financial Statements fairly present the financial condition and results of operations of the Seller as at the dates and for the periods concerned therein. The profits and losses reflected in the Financial Statements in any one period have not been affected to a material extent (except as disclosed in the footnotes thereto or Schedule 2.4) by any extraordinary, nonrecurring, exceptional or unusual item, event or circumstance or by any other factor rendering such profits or losses unusually high or low. The Financial Statements include the Excluded Assets and the Excluded Liabilities.

     2.5 Undisclosed Liabilities. Neither the Seller nor the Company has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement, whether accrued, absolute, contingent, matured, unmatured or other, in excess of $100,000 individually (or in the aggregate in the case of any of the foregoing arising out of a common set of facts), other than those (i) incurred in the Ordinary Course of Business, (ii) reflected in the Financial Statements or (iii) set forth on Schedule 2.5.

     2.6 No Material Changes. Except as set forth on Schedule 2.6 and except as contemplated by the Assignment and Assumption Agreement included in the Transfer Documents, between the Balance Sheet Date and the date of this Agreement, neither the Seller nor the Company has:

          (a) acquired, sold, leased, encumbered or disposed of any material assets, other than purchases, leases and sales of assets in the Ordinary Course of Business;

          (b) created, incurred or assumed any debt in excess of $100,000 (including obligations in respect of capital leases) other than in the Ordinary Course of Business (excluding debt in connection with the Seller Leased Real Property located in Oakland, California);

          (c) entered into, adopted or amended any Employee Plan or any employment or severance agreement or arrangement of the type described in
Section 2.16, paid any significant benefits not required by the terms in effect on the date hereof of any existing Employee Plan or hired any new employees or consultants; or significantly increased in any manner the compensation or fringe benefits of, or modified the terms of any employment contract of any of its employees or consultants except changes made in the Ordinary Course of Business;

          (d) changed its accounting methods, principles or practices;

          (e) made any new elections with respect to Taxes or any changes in current elections with respect to Taxes;

          (f)  paid,   discharged  or  satisfied  claims,   liabilities  or
obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) aggregating $100,000 or more, excluding any payment, discharge or satisfaction in the Ordinary Course of Business;

          (g) amended, terminated or waived any material rights under any Contract other than in the Ordinary Course of Business, or taken or omitted to take any action that would constitute a material violation of or material default under any Contract;

          (h) made or committed to make any capital expenditure in excess of $500,000 per item or total capital expenditures in excess of $1,000,000 in the aggregate;

          (i) assumed, guaranteed or otherwise become liable for the obligations of any other Person (excluding endorsements of negotiable instruments made in the Ordinary Course of Business);

          (j) made a distribution on its capital stock, whether in the nature of a dividend or otherwise; or

          (k) agreed orally or in writing to take any of the actions described in clauses (a) through (j) above, other than as contemplated by this Agreement.

     Except as set forth in Schedule 2.6, to Seller's knowledge no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Seller or the Company.

     2.7  Taxes.
          -----

          (a) Each of the Seller and the Company has filed all Tax Returns required to be filed by it, and has paid all Taxes due and payable by it (whether or not shown as due on such returns). All such Tax Returns were correct in all material respects when filed.

          (b) No Tax Return of the Seller or the Company is currently being audited by any taxing Authority. No waivers of statutes of limitation with respect to the Tax Returns of the Seller or the Company have been given by or requested in writing from the Seller or the Company.

          (c) There are no liens for Taxes (other than for Taxes not yet due and payable) on any assets of the Seller or the Company.

          (d) The Seller is an "S Corporation" as defined in Code Section 1361 and has been an S Corporation since the S Corporation election as of December, 1981 under Code Section 1362. The Company has not elected to be treated as a taxpaying entity separate from the Seller for Tax purposes.

     2.8  Personal Property.
          -----------------

          (a) Schedule 2.8(a) contains a list of all machinery, equipment, vehicles, furniture and other personal property owned by the Seller or the Company with a net book value greater than $100,000. The Seller has, and upon consummation of the Transfer Documents the Company will have, good and marketable title to all of the personal property reflected in the Balance Sheet or acquired after such date by the Seller or the Company, free and clear of all Encumbrances that are otherwise not reflected in the Balance Sheet.

          (b) There is no lease or other agreement or right, whether written or oral under which the Seller or the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person which involves the payment by the Seller or the Company of rentals of $50,000 per year or more.

          (c) All personal property of the Seller and the Company (other than accounts receivable and inventory) which is material to the Business is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is presently used.

          (d) Schedule 2.8(d) lists all material assets utilized in the Business which are owned by the Seller or Rainin (or their Affiliates other than the Company).

     2.9  Real Property.
          -------------

          (a) Schedule 2.9(a) lists all real property leased or subleased by the Seller or the Company. Except as set forth on Schedule 2.9(a) with respect to each lease and sublease:

               (i) the lease or sublease is the legal, valid, binding and enforceable obligation of the Seller or the Company and the other party or parties thereto and is in full force and effect;

               (ii) neither the Company nor the Seller, nor to Seller's knowledge any other party to the lease or sublease, is in breach or default, and no event has occurred which, with notice or lapse of time, or both would constitute a breach or default or permit termination, modification or acceleration thereunder;

               (iii) there are no disputes, oral agreements or forbearance programs to which the Company or the Seller is a party in effect as to the lease or sublease;

               (iv) neither the Company nor the Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

               (v) all facilities leased or subleased are supplied with utilities necessary for the operation of said facilities.

          (b) Except as set forth in Schedule 2.9(a), the Company does not have ownership of any real property.

          (c) All real property leased or otherwise occupied by the Seller or the Company is in good operating condition and repair, and to Seller's knowledge is free of any structural or engineering defect.

     2.10 Intentionally Omitted.
          ---------------------

     2.11 Intentionally Omitted.
          ---------------------

     2.12 Intellectual Property Rights. Schedule 2.12 lists all Intellectual Property and all licenses of the same as well as all Licensed Intellectual Property. Except as set forth in Schedule 2.12, (i) the Seller or the Company is the sole legal and beneficial owner of the Intellectual Property, free from any Encumbrances and all Licensed Intellectual Property has been validly granted to the Seller or the Company and each license is used by the Seller or the Company in accordance with its terms; (ii) neither the Seller nor the Company has received written notice or otherwise has knowledge that any of the Intellectual Property or the Licensed Intellectual Property is being infringed upon or appropriated by others;
(iii) all Trademarks which have been applied for or registered have been registered or applied for in the name of the Seller, and will be assigned by the Seller to the Company, and any registrations have been properly maintained and renewed in accordance with all applicable Laws; (iv) all patents which have been applied for have been applied for in the name of the Seller and will be assigned to the Company and have been maintained in accordance with all applicable Laws; (v) the Seller and the Company have been and are taking all reasonable steps necessary to prevent any impairment of the right of the Company to use the Intellectual Property Rights and the Licensed Intellectual Property which are used in the conduct of the Business; (vi) the Seller and/or the Company has filed all necessary renewals, extensions, affidavits of continued use and/or incontestability, and has paid all necessary fees associated therewith, necessary to maintain any Intellectual Property which are used in the conduct of the Business;
(vii) to the Seller's knowledge, the Intellectual Property (except pending patent applications) and Licensed Intellectual Property is not subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Authority; (viii) no dispute or litigation is pending, or to the knowledge of the Seller, threatened, with respect to the Seller's or the Company's use of any of the Intellectual Property or Licensed Intellectual Property; (ix) neither the Seller nor the Company is obligated to pay any amount, whether as a royalty, license fee or other payment, to any person in order to use any of the Intellectual Property and in respect of all Licensed Intellectual Property which requires payment to be made such payment has been made in accordance with the terms of the relevant license;
(x) the conduct of the Business has not and does not infringe or otherwise conflict with, any intellectual property rights of any third party; (xi) to the Seller's knowledge, the Seller or the Company has sufficient right, title and ownership of all Intellectual Property and sufficient Licensed Intellectual Property necessary for the conduct of the Business; (xii) neither the Seller, Rainin nor the Company has granted or is obligated to grant any licenses or assign any rights of any Intellectual Property; and
(xiii) no independent contractor and no person other than employees of the Seller or the Company has been engaged to prepare, maintain or modify any proprietary software or computer programs used in relation to the Business except under written obligations to treat as confidential all information regarding the Business thereby obtained and to assign to the Seller or the Company the full ownership and other right to use such software and computer programs without payment, limit in time or other restriction.

     2.13 Contracts.
          ---------

          (a) The following Contracts are identified on Schedule 2.13:

               (i) any written employment or consulting agreement, contract or offer letter with a key employee or consultant or salesperson or consulting or sales agreement that is not terminable "at will" by the Seller or the Company;

               (ii) any Contract with customers creating annual revenues to the Seller or the Company of $500,000 or more, or with suppliers calling for payment by the Seller or the Company in excess of $500,000 per year;

               (iii) any Contract with any non-employee sales agent, distributor or representative;

               (iv) any agreement containing a grant to or by the Seller or the Company of any sole or exclusive rights to deal in the Seller's or the Company's products or services as such relates to territory, product, service, or type of customer or supplier;

               (v) any collective bargaining agreement with any labor union;

               (vi) any Contract granting to any person a right at such person's option to purchase or acquire any asset or property of the Seller or the Company other than Inventory;

               (vii) any joint venture, consortium or partnership Contract with any person;

               (viii) any research, development or cooperation agreement with any person;

               (ix) any indenture, mortgage, loan, note, bond, debenture, or other evidence of indebtedness valued at more than $100,000, any credit, loan, overdraft facility or similar Contract under which the Seller or the Company has borrowed more than $100,000; any guarantee of or agreement to acquire any such obligation (without reference to amount), or agreement to guarantee or acquire any liability of any other person, or any loan by the Seller or the Company to any other Person (other than loans to employees of the Seller or the Company of less than $10,000);

               (x) any contract for the building or modification of any building or structure, or for the incurrence of any other capital expenditure which is reasonably estimated to involve $500,000 or more;

               (xi) any contract relating to the Seller Leased Real Property located in Oakland, California to be leased by the Company;

               (xii) any Contract that restricts the Seller or the Company from entering into any new or existing line of business, or that contains geographic restrictions on the Company's ability to conduct its business activities;

               (xiii) any Contract which by its terms: (A) entitles any party thereto (other than the Seller or the Company) to terminate it in the event of any change in the underlying ownership or control or management of the Seller or the Company, or (B) entitles such party to renegotiate the terms or otherwise alter the operation or duration thereof in the event of any such change except for those Contracts or arrangements as to which the other party may terminate without cause;

               (xiv) any Contract relating to the acquisition or disposition of assets valued at $1,000,000 or more (by way of merger, consolidation, purchase, sale or otherwise) other than the acquisition or disposition of assets in the Ordinary Course of Business and other than as contemplated by this Agreement or the Transfer Documents;

               (xv) any other Contract not in the Ordinary Course of Business that involves $100,000 or more.

          (b) Except as set forth in Schedule 2.13(b), (i) each Contract with a value of $100,000 or more is valid, in full force and effect and enforceable in accordance with its terms, (ii) the Company and the Seller have complied in all material respects with the provisions of all the Contracts and are not in default thereunder, and (iii) to the Seller's knowledge there has not occurred any default by others or any event which, with notice, the lapse of time or both will become a default by others under any of the Contracts with a value of $50,000 or more.

     2.14 Litigation. Schedule 2.14 lists all unsatisfied judgments, orders, decrees, stipulations and injunctions against the Seller or the Company. Except as set forth in Schedule 2.14, there is no action, suit, proceeding, hearing or investigation that is currently pending, or to the Seller's knowledge threatened, against the Seller or the Company.

     2.15 Insurance. Schedule 2.15 sets forth (i) a list of all of the policies of insurance and fidelity or surety bonds maintained, held or owned for the benefit of the Seller or the Company or their assets; and
(ii)  the  name of the  beneficiary  thereunder.  Except  as set  forth  in
Schedule 2.15, such insurance coverage is adequate for the protection of the Seller and the Company. All such policies and other instruments are in full force and effect and all premiums with respect thereto, which are due and payable as of the date of this Agreement, are reflected on the books of the Company. Neither the Seller nor the Company has failed to give any notice or present any claim under any insurance policy in due and timely fashion or as required by any of such insurance policies or has otherwise, through any act, omission or nondisclosure, jeopardized or impaired full recovery under such policies. Except as otherwise set forth on Schedule 2.15, there are no claims by the Seller or the Company under any of such policies as to which any insurance company is denying liability or defending under a reservation of rights or similar section. Except as otherwise set forth on Schedule 2.15, neither the Seller nor the Company has received notice of any pending or threatened termination of any of such policies for the current policy period with respect to any of such policies.

     2.16 Employees and Employee Benefits.
          -------------------------------

          (a) Employee Plans

               (i) Schedule 2.16(a)(i) contains a list of each Employee Plan. The Company has no plan or commitment, whether legally binding or not, to establish or to enter into any new Employee Plan or to modify or to terminate any Employee Plan or the funding thereof, nor has any intention to do any of the foregoing been communicated to Employees.

               (ii) Rainin and the Company have performed all obligations required to be performed by them under each Employee Plan and (A) each Employee Plan has been established and maintained in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code, (B) each Employee Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the Internal Revenue Service (the "IRS") to the effect that each such Employee Plan is so qualified and that each trust forming a part of any such Employee Plan is exempt from tax pursuant to Section 501(a) of the Code; (C) no non-exempt "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Employee Plan; (D) each Employee Plan can be amended, terminated or otherwise discontinued without liability to the Company; (E) to the knowledge of the Seller, no Employee Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and to the knowledge of the Seller, no such audit or investigation is pending or threatened; and (F) there are no actions, proceedings, suits or claims pending, threatened or anticipated (other than routine claims for benefits) against the Seller or the Company by or in respect of any Employee arising out of any Employee Plan.

               (iii) Except as set forth on Schedule 2.16(a)(iii), no Employee Plan provides, nor does the Company have any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment, except to the extent required by law. Schedule 2.16(a)(iii) sets forth a complete description of all such benefits being provided to any persons who are not Current Employees (as herein defined).

               (iv) Neither the Seller nor the Company sponsors, maintains, contributes to, or is required to contribute to, nor has the Seller or the Company ever sponsored, maintained, contributed to, or been required to contribute to, an Employee Plan which is subject to Title IV of ERISA.

     (b)  Employees

               (i) No work stoppage or labor strike against the Company is pending, anticipated or to the Seller's knowledge threatened. No labor union is conducting any union organizing activities with respect to any of the Employees. The Company is not presently a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees, and no collective bargaining agreement, union contract or recognition agreement is currently being negotiated.

               (ii) Except as set forth on Schedule 2.16(b)(ii), neither the Seller nor the Company has had a complaint made to it by any Employee in relation to discrimination on the basis of race, sex or disability or otherwise or in its remuneration rates and policies, promotion policies and practices, employment conditions or practices in the last two (2) years. Except as set forth on Schedule 2.16(b)(ii), neither the Seller nor the Company is involved in or, to the Seller's knowledge, threatened with any dispute, grievance, or litigation relating to the employment of the Employees, safety or discrimination matters involving any Employee, in each case including, without limitation, violation of any federal, state, local or foreign labor or employment laws.

               (iii) Schedule  2.16(b)(iii) sets forth the name,  position, title or function, and the salary or wages and commission entitlement, date of birth and date of commencement of employment of each Current Employee as of the date of this Agreement. Except as set forth in Schedule
2.16(b)(iii), no exempt Current Employee has notified the Seller or the Company of his or her intention to resign or retire. There is no outstanding commitment to increase the remuneration of any Current Employee. Except as set forth on Schedule 2.16(b)(iii), the execution of, and performance of the transactions contemplated by, this Agreement and the Transfer Documents will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Employee Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, or any obligation to make payment to any Tax Authority, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company to amend or terminate any Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Schedule 2.16(b)(iii) lists each arrangement the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction of the nature contemplated by this Agreement or the Transfer Documents. No payment or benefit which will or may be made by the Company or the Seller, or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

               (iv) Each of the Company and the Seller (A) is in compliance in all material respects with all applicable Laws respecting employment, employment practices, terms and conditions of employment and hours, in each case, with respect to Employees; (b) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (C) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and
(D) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees other than in the Ordinary Course of Business.

     2.17 Intentionally Omitted.
          ---------------------

     2.18 Environmental Matters.   Except as set forth in Schedule 2.18:

          (a) The Company, the Seller and the operations of the Business have been and are in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Seller and the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither the Seller nor the Company has received any notice or other communication, whether from a governmental body, citizens group, employee or other third party, that alleges that the Seller or the Company is not in compliance with any Environmental Law, and, to the Seller's knowledge, there are no circumstances that may prevent or interfere with the compliance by the Seller or the Company with any Environmental Law in the future.

          (b) All property that is leased to or owned by the Seller or the Company, and all surface water, groundwater and soil under or on such property, is free of any material environmental contamination of any nature. None of the property leased to or used by the Seller or the Company contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. None of the property leased to or owned by the Seller or the Company contains any underground storage tanks.

          (c) To the Seller's knowledge, neither the Seller nor the Company has ever sent or transported, or arranged to send or transport, any
Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site.

          (d) For purposes of this Section 2.18: (i) "Environmental Law" means any existing federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.19 Services.
          --------

          (a) Neither the Seller nor the Company has sold or distributed any products or performed any services which did not materially comply (i) with any express or implied warranties or representations made by, or on behalf of the Seller or the Company, or (ii) with all applicable Laws, legislation, standards and requirements, or which could otherwise give rise to a claim for warranty or for damages. Except as set forth on Schedule
2.19 or Schedule 2.14, no litigation has been threatened, commenced, settled or concluded in the past two (2) years which involves an assertion inconsistent with the preceding sentence.

          (b) The Seller and the Company use commercially reasonable best efforts, consistent with industry standards and market conditions to ensure that services sold by the Seller or the Company are sold and supplied on the Seller's standard terms and conditions for sale or supply of such services.

     2.20 Books and Records. The books and records of the Seller and the Company have been maintained in accordance with commercially reasonable business practices.

     2.21 Affiliate Transactions.
          ----------------------

          (a) Schedule 2.21(a) sets forth all Contracts and agreements valued at more than $60,000 between the Company on the one hand and the Seller or any of the Seller's Affiliates, on the other hand, currently in effect, and all Contracts and agreements valued at more than $60,000 between the Seller on the one hand and Rainin or Seller's Affiliates on the other hand. All of such obligations have been incurred on an arm's-length basis.

          (b) The Seller and Rainin have no (other than its or his ownership interest in the Company or the Seller) direct or indirect interest in any liquid handling business; provided however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an interest in any entity for purposes of this Section 2.21.

     2.22 Customers and Suppliers.  Except as set forth on Schedule 2.22:

          (a) The Seller has no knowledge of any termination, cancellation or threatened termination or cancellation of or limitation of, or any material modification or change in, or material dissatisfaction with, the business relationship between the Seller or the Company and any of the significant customers of the Seller or the Company. The Seller has no knowledge that any significant customer of the Seller or the Company might prior to or as a result of the Closing or otherwise cease to contract with the Company or might substantially reduce its business with the Company.

          (b) The Seller has no knowledge of any termination, cancellation or threatened termination or cancellation of, or any material modification or change in, or material dissatisfaction with, the business relationship between the Seller or the Company and any of its significant suppliers. The Seller has no knowledge that any significant supplier of the Seller or the Company intends to cease to contract with or supply to the Company or intends to substantially reduce its business with the Company.

     2.23 Legal Compliance. The Seller and the Company are in compliance in all material respects with all Laws that are applicable to the Business. Neither the Seller nor the Company has received any notice or communication from any Authority alleging noncompliance with any applicable Laws.

     2.24 Broker's and Finder's Fee. Neither the Seller, Rainin nor the Company has employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith which was or will be payable by the Seller, the Company or the Buyer.

     2.25 Banking Facilities and Powers of Attorney.
          -----------------------------------------

          (a) Schedule 2.25(a) sets forth a list of:

               (i) each bank, savings and loan or similar financial institution at which the Seller or the Company has an account, safety deposit box, line of credit or credit facility and the numbers of the accounts or safety deposit boxes maintained by the Seller or the Company thereat; and

               (ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box or other facility.

          (b) Except as set forth in Schedule 2.25(b), there are no outstanding powers of attorney executed on behalf of the Seller or the Company.

         2.26 Disclosure. To Seller's knowledge, no representation or warranty by the Seller and Rainin contained in this Agreement, and no statement contained in the Schedules or any other document, certificate or other instrument delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE BUYER AND MTII

     The Buyer and MTII represent and warrant to the Seller and Rainin as follows:

     3.1  Organization.
          ------------

          (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and as currently contemplated to be conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Buyer.

          (b) MTII is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MTII has the corporate power to own its properties and to carry on its business as now being conducted and as currently contemplated to be conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on MTII.

     3.2 Authorization of Transaction. The Buyer and MTII have all requisite power and authority to execute and deliver this Agreement and the ancillary agreements contemplated hereby and to perform their obligations hereunder and thereunder. The execution and delivery of this Agreement and the ancillary agreements contemplated hereby by the Buyer and MTII and the performance thereof and the consummation by the Buyer and MTII of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and MTII and no further action is required on the part of Buyer or MTII to authorize the Agreement and any ancillary agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Buyer and MTII and constitutes the legal, valid and binding obligation of the Buyer and MTII, assuming the due and valid authorization, execution and delivery by the Seller and Rainin, enforceable against them in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, relief of debtors or other laws relating to creditors rights generally and (ii) is subject to general principles of equity, including the discretion of a court in granting equitable remedies. No vote of the stockholders or approval of the New York Stock Exchange is required to enter into this Agreement, any of the ancillary agreements, issue the Mettler Stock or to close the transaction contemplated by this agreement, but the listing of the Mettler Stock with the New York Stock Exchange will require the submission and acceptance of a Supplemental Listing Application.

     3.3 Noncontravention. Neither the execution and delivery of this Agreement or the ancillary agreements contemplated hereby by the Buyer and MTII, nor the consummation by the Buyer and MTII of the transactions contemplated hereby or thereby, will (a) (i) conflict with or violate any provision of the Certificate of Incorporation, as amended or By-laws of the Buyer or MTII, (ii) violate, conflict with, or result in a breach of, or default or loss of benefit under, or give rise to a right of termination, acceleration, modification or cancellation under, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, instrument of indebtedness or agreement, obligation or commitment to which the Buyer or MTII is a party or by which it or its assets is bound, or (iii) violate or result in the loss of any benefit under any provision of any applicable Law to which the Buyer or MTII is subject, (b) except for the filing required pursuant to the HSR Act, the filing contemplated by Section 6.2 and the filing of a supplemental listing application with the New York Stock Exchange, require on the part of the Buyer or MTII any filing with, or permit, authorization, consent or approval of, any Authority or give any Authority the right to challenge any of the transactions contemplated by this Agreement or the ancillary agreements contemplated hereby, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer, MTII or any of their respective properties or assets.

     3.4 Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.5 Mettler Stock. The Mettler Stock to be issued by MTII to the Seller pursuant to this Agreement has been duly authorized. Upon consummation of the transactions contemplated by this Agreement, the Mettler Stock to be issued at the Closing will be validly issued, fully paid and nonassessable. Upon fulfillment of the conditions specified herein concerning the Contingent Payment, the Mettler Stock to be issued in connection therewith will be validly issued, fully paid and nonassessable.

     3.6 SEC Documents; Financial Statements. Buyer has made available to Seller and Rainin a true and complete copy of each annual, quarterly and other report, registration statement and proxy statement filed by MTII with the Securities and Exchange Commission (the "SEC") since January 1, 2000 (the "MTII SEC DOCUMENTS"). As of their respective filing dates, the MTII SEC Documents complied with the requirements of the Securities Act and the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such MTII SEC Documents. The financial statements of MTII included in the MTII SEC Documents (the "MTII FINANCIAL STATEMENTS") complied as to form with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted under Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of MTII and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of MTII's operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

     3.7 No Undisclosed. Liabilities MTII has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, which as of the date of the latest balance sheet included in the MTII SEC Documents were of a type required by GAAP to be reflected in the latest balance sheet and were not so reflected in the latest balance sheet, or if incurred after such date, are of such a nature as to require prompt disclosure thereof under the Exchange Act.

     3.8 Certain Events. Since the date of the last balance sheet included in the MTII SEC Documents, MTII has not experienced any event or condition of any character that would be required to be reported on Form 8-K of the Exchange Act.

     3.9 No Litigation. Except as reflected in the MTII SEC Documents, there is no material action, suit, claim or proceeding of any nature pending or threatened against MTII, its properties or assets (whether tangible or intangible),or any of its officers.

     3.10 Disclosure. To Buyer's knowledge, no representation or warranty by the Buyer contained in this Agreement, and no statement contained in the Schedules, MTII SEC Documents or any other document, certificate or other instrument delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     3.11 Investment Representation. The Units are being acquired by Buyer for its own account for investment, and not with a view to the sale or distribution of any part thereof without registration under the Securities Act or pursuant to an applicable exemption therefrom.

     3.12 Capitalization. The share capital of MTII as of September 30, 2001 consists of 125,000,000 authorized common shares, par value $0.01 per share, 40,157,813 of which are issued and outstanding, and 10,000,000 authorized preferred shares, par value $0.01 per share, none of which are issued and outstanding. At September 30, 2001 there are outstanding options to purchase 4,329,372 common shares of MTII. Except as set forth herein, as of September 30, 2001 there are no outstanding securities convertible into or exchangeable for or carrying the right to acquire any equity or other security of any description of MTII and no outstanding options, rights, warrants or other agreements or commitments that relate to, or require the issuance, sale or other disposition of, any equity or other securities of any description of MTII.

                                 ARTICLE IV
                           CONDITIONS TO CLOSING

     4.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of the Seller and Rainin and the Buyer and MTII to effect the transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) California Permit. The California Commissioner shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions following a hearing pursuant to Section 25142 of the California Corporate Securities Law of 1968 for such purpose, and shall have issued a California Permit.

          (b) No Order. No Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the
transaction   illegal  or  otherwise   prohibiting   consummation   of  the
transaction.

          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (i) preventing the consummation of the transaction or (ii) materially adversely affecting the right of the Buyer to own, operate or control any of the material assets of the Company or to conduct the Business as currently conducted shall be in effect, nor shall any proceeding seeking or resulting in any of the foregoing be pending.

          (d) HSR Act. All waiting periods under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the transaction in connection with the transactions contemplated hereby shall have been obtained. (e) Other Agreements. The Buyer and the Company shall have executed and delivered the Asset Purchase Agreement (Inventory/Accounts Receivable) substantially in the form of Exhibit A hereto and shall have consummated the transactions contemplated thereby, and the Buyer, the Seller and the Escrow Agent shall have entered into the Escrow Agreement substantially in the form of Exhibit B hereto.

          (f) Employment Agreements. The Company and Rainin shall have entered into an employment agreement in substantially the form attached hereto as Exhibit C. The Company shall have entered into employment agreements with each of Edward Weinsoff, David Lemieux, James Petrek, Henri Chahine and Richard Wallner in substantially the form attached hereto as Exhibit D.

          (g) Leases. The Company and the Seller or KR Properties, Inc., as relevant, shall have entered into leases with respect to the Seller Leased Real Property, in accordance with the term sheets attached hereto as Exhibit E and otherwise reasonably acceptable to the Seller and the Buyer.

     4.2 Conditions to Obligations of the Buyer and MTII. The obligation of the Buyer and MTII to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, or waiver by the Buyer and MTII, of the following conditions:

          (a) Consents and Waivers. The Seller at its own expense shall have obtained the consent of PTI to the transaction contemplated by the Transfer Documents and the change of control of the Company contemplated by this Agreement.

          (b) Representations and Warranties. The representations and warranties of the Seller and Rainin set forth in Article II shall be true and correct in all material respects at and as of the Closing; provided, however, that such representations and warranties that address matters as of a particular date shall be true and correct in all material respects as of such particular date; provided further, that for purposes of determining the accuracy of such representations and warranties for purposes of this
Section 4.2(b) only, (i) any inaccuracy that does not have a Material Adverse Effect on the Seller or the Company shall be disregarded, (ii) any inaccuracy that results from or relates to general business or economic conditions shall be disregarded, (iii) any inaccuracy that results from or relates to conditions generally affecting the industry in which Seller or the Company competes shall be disregarded, and (iv) any inaccuracy that results from or relates to the announcement or pendency of the transactions contemplated by this Agreement shall be disregarded.

          (c) Covenants. The Seller and Rainin shall have performed or complied in all material respects with its or his agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing.

          (d) No Material Adverse Change. There shall have been no material adverse change in the financial condition or results of operations of the Seller or the Company since the date of this Agreement; provided, however, that for purposes of determining whether there shall have been any such material adverse change, (i) any adverse change resulting from or relating to general business or economic conditions shall be disregarded, (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which the Seller or the Company competes shall be disregarded, (iii) any adverse change resulting from or relating to the announcement or pendency of this transaction or any of the other transactions contemplated by this Agreement shall be disregarded, and (iv) any adverse change resulting from or relating to the taking of any action contemplated by this Agreement shall be disregarded.

          (e) Compliance Certificate. The Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (d) of this Section 4.2 is satisfied in all respects.

          (f) Opinion of Counsel to Seller. The Buyer shall have received from counsel to the Seller and Rainin an opinion dated as of the Closing Date in a form reasonably acceptable to Buyer;

          (g) Closing Certificates. The Buyer shall have received from the Seller and the Company all customary closing certificates as it shall have requested at least 3 days prior to Closing.

     4.3 Conditions to Obligations of the Seller and Rainin. The obligation of the Seller and Rainin to consummate the transactions to be performed by it or him in connection with the Closing is subject to the satisfaction, or waiver by the Seller and Rainin, of the following conditions:

          (a) Consents and Waivers. The Buyer and MTII shall have obtained at their own expense all of the waivers, permits, consents, approvals or other authorizations from third parties and Authorities and effected all of the registrations, filings and notices with or to third parties or Authorities as may be necessary or desirable to permit the Buyer and MTII to consummate the transactions contemplated by this Agreement and the ancillary agreements contemplated hereby.

          (b) Representations and Warranties. The representations and warranties of the Buyer and MTII set forth in Article III shall be true and correct in all material respects at and as of the Closing; provided, however, that such representations and warranties that address matters as of a particular date shall be true and correct in all material respects as of such particular date; provided, further that for purposes of determining the accuracy of such representations and warranties, (i) any inaccuracy that does not have a Material Adverse Effect on the Buyer or MTII shall be disregarded, (ii) any inaccuracy that results from or relates to general business or economic conditions shall be disregarded, (iii) any inaccuracy that results from or relates to conditions generally affecting the industry in which Buyer or MTII competes shall be disregarded, and (iv) any inaccuracy that results from or relates to the taking of any action contemplated by this Agreement shall be disregarded.

          (c) Covenants. The Buyer and MTII shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing.

          (d) Compliance Certificate. The Buyer and MTII shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a), (b), (c), (f) and (g) of this Section
4.3 is satisfied in all respects.

          (e) Closing Certificates. The Seller shall have received from the Buyer all customary closing certificates as Seller shall have requested at least 3 days prior to Closing.

          (f) No Material Adverse Change. There shall have been no material adverse change in the financial condition or results of operations of the Buyer or MTII since the date of this Agreement; provided, however, that for purposes of determining whether there shall have been any such material adverse change, (i) any adverse change resulting from or relating to general business or economic conditions shall be disregarded, (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which the Buyer or MTII competes shall be disregarded,
(iii) any adverse change resulting from or relating to the announcement or pendency of this transaction or any of the other transactions contemplated by this Agreement shall be disregarded, and (iv) any adverse change resulting from or relating to the taking of any action contemplated by this Agreement shall be disregarded.

          (g) Listing. The Mettler Stock shall have been accepted for listing on the New York Stock Exchange.

          (h) Opinions of Counsel to Buyer. The Seller shall have received from counsel to the Buyer and MTII opinions dated as of the Closing Date in forms reasonably acceptable to Seller.

                                 ARTICLE V
                           PRE-CLOSING COVENANTS

     5.1 Conduct of Business. From the date hereof and continuing until the earlier of the termination of this Agreement or the Closing Date, except as required to effect the transactions contemplated by the Transfer Documents and except as contemplated by this Agreement or the Asset Purchase Agreement (Inventory/Accounts Receivable), or to the extent that Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld and shall be deemed delivered by Buyer if Buyer has not responded to the Seller's written request for consent within five (5) days after receiving such Seller request, the Seller will cause the Business (whether conducted by the Seller or the Company) to be conducted in the Ordinary Course of Business (including, without limitation, using their commercially reasonable best efforts consistent with past practices to keep the business relationships and goodwill with lessors, suppliers, customers, employees and representatives). In addition, except as set forth in Schedule 5.1, as required to effect the transactions contemplated by the Transfer Documents, the Asset Purchase Agreement (Inventory/Accounts Receivable) or this Agreement, or as otherwise agreed to in writing (or acquiesced to in accordance with this Section 5.1) by the Buyer, the Seller will cause the
Company:

          (a)  Not  to  enter  into  any  new  employment,   consulting  or
collective bargaining agreements, not to grant any increases in the compensation payable to any Employees of the Seller (in connection with the Business) or the Company outside of the Ordinary Course of Business and not to make any change in any Employee Plan except (i) increases in cash compensation made in the Ordinary Course of Business and (ii) the making of bonuses to certain Employees; provided that the Seller will advise the Buyer in writing of any such increases in compensation or the making of bonuses;

          (b) Not to enter into any contract to provide goods or services at a price substantially less than the Seller's or the Company's existing pricing;

          (c) Not to sell, dispose of or encumber or contract to sell, dispose of or encumber any of the material assets of the Seller or the Company other than the Excluded Assets, sales of inventory in the Ordinary Course of Business, and disposal of obsolete or non-functioning assets;

          (d) Not to make or enter into any contract or agreement for any capital expenditure in excess of $250,000, or enter into any lease of capital equipment or real estate with aggregate yearly rentals in excess of $250,000;

          (e) Not to modify or amend in any material respect or cancel any material Contract relating to the Seller Leased Real Property located in Oakland, California;

          (f) Not to modify or amend in any material respect or cancel any of the Contracts required to be disclosed in a Schedule hereto (other than Contracts relating to the Oakland Facility) or take any action or incur any liability or obligation with respect to a Contract which if taken or incurred prior to the date hereof would be required to be disclosed in any Schedule hereto, except in the Ordinary Course of Business;

          (g) Not to make any change in arrangements for sourcing, including without limitation payment practices in connection therewith, which are adverse to the Company in any material respect;

          (h) Except as provided in subsection (d) hereof, not to incur more than $100,000 of indebtedness, except for normal payables incurred in the Ordinary Course of Business, and not to guarantee indebtedness of any third Person;

          (i) Not to issue, sell, redeem,  purchase or otherwise dispose of
or  acquire  any  membership   interests  of  the  Company  or  instruments
convertible into membership interests of the Company;

          (j) Not to make any material change in business policy or practices (including, without limitation, concerning the payment of trade payables), credit criteria, internal management accounting principles or practices;

          (k) Not to make any amendments to or changes in the Seller's certificate of incorporation (other than changing the Seller's name) or by-laws or the Company's Certificate of Formation or Agreement of Limited Liability Company;

          (l) Not to perform any act, or attempt to do any act, or permit any omission to act, which will knowingly cause a material breach of any Contract;

          (m) Not to waive any material claim or right or agree to any settlement of a material matter; and

          (n) To promptly notify the Buyer of the commencement of any litigation involving the Seller or the Company.

          Notwithstanding the foregoing, it is agreed that prior to the consummation of the Closing, the Company shall distribute to the Seller (i) the Company's profits accrued to the Closing Date and (ii) the proceeds received by the Company pursuant to the Asset Purchase Agreement (Inventory/Accounts Receivable) and the right or obligation of the Company, as the case may be, to receive a Positive Adjustment Amount or to pay a Negative Adjustment Amount, each as defined in and pursuant to the Asset Purchase Agreement (Inventory/Accounts Receivable).

     5.2 Transfer Documents. Prior to the Closing Date, the Seller and the Company will consummate the transactions contemplated by the Transfer Documents. All expenses relating to the transactions contemplated by the Transfer Documents will be borne by the Seller.

     5.3  Representations and Warranties.
          ------------------------------

          (i) To the extent known by the Seller or Rainin, the Seller shall promptly notify the Buyer in writing if any of the representations or warranties in Article II should no longer be true in any material respect.

          (ii) To the extent known by the Buyer or MTII, the Buyer shall promptly notify the Seller in writing if any of the representations or warranties in Article III should no longer be true in any material respect.

     5.4 Inconsistent Activities; No Solicitation. Unless and until this Agreement has been terminated by its terms, the Seller will not and will cause the Company not to (a) solicit or entertain, directly or indirectly, any offer to acquire the Seller or the Company (whether securities or assets) or their respective assets (other than the Excluded Assets), (b) afford any person or organization that to Seller's knowledge may be considering the acquisition of the Seller or the Company (whether securities or assets(other than the Excluded Assets)) (other than the Buyer and its agents and advisors) access to the Seller or the Company or information relating thereto for that purpose, or (c) negotiate or enter into any agreement with any other party concerning the sale of the Seller or the Company (whether securities or assets (other than the Excluded Assets)).

     5.5 Access to Facilities and Documents. Until the Closing Date or any earlier termination of this Agreement, the Seller shall provide and shall cause the Company to provide to the Buyer and its counsel, accountants, auditors, advisors, consultants and other representatives, reasonable access during normal business hours to all relevant management personnel of, and properties, books, contracts, and records pertaining to the Seller and the Company and shall furnish the Buyer with all such financial, business, legal and other information concerning the affairs of the Seller and the Company as the Buyer may reasonably request.


                                 ARTICLE VI
                           ADDITIONAL AGREEMENTS.

     6.1  Non-Competition and Non-Solicitation.
          ------------------------------------

          (a) During the  Noncompetition  Period (as herein  defined),  the
Seller and Rainin each agree not to engage, directly or indirectly (including, without limitation, any form of investment or funding), in any business relating to liquid handling, or otherwise competitive with the business of the Company (as it exists at the termination of Rainin's employment with the Company) or the Relevant Business (as herein defined) of the Buyer; provided that the foregoing restriction shall not prevent the Seller or Rainin from being the passive owner of no more than five percent (5%) of the stock of a publicly traded company which may engage in such business. "NONCOMPETITION PERIOD" means the period commencing on the Closing Date and ending five (5) years after termination of Rainin's employment with the Company, the Buyer or their Affiliates, howsoever occasioned. "RELEVANT BUSINESS" means (i) the design, manufacture, sale and servicing of instruments in the lab balances and titration sectors and (ii) areas of the Buyer's business with which the Seller or Rainin become knowledgeable as a result of strategic or product development tasks performed by Rainin for the Buyer.

          (b) During the Noncompetition Period, the Seller and Rainin each agrees not to, directly or indirectly, solicit or attempt to induce any employee of the Company to terminate his employment with the Company or any Affiliate of the Company. From and after the date hereof until two (2) years after termination of Rainin's employment with the Company, the Buyer or any of their Affiliates, the Seller and Rainin each agrees not to, directly or indirectly, hire or attempt to hire any employee of the Company without the prior written consent of the Buyer.

          (c) The Seller and Rainin each hereby acknowledges that a violation or threatened violation of the covenants set forth above will cause irreparable damage to the Buyer, its Affiliates, successors and assigns, the exact amount of which would not be subject to reasonable or accurate ascertainment and, therefore, the Seller and Rainin each hereby consents that in the event of such violation or threatened violation, the Buyer, its Affiliates, successors and assigns, shall be entitled to injunctive relief restraining the Seller and Rainin from violating the said covenants, said remedy, however, to be cumulative and in addition to such other remedies as the Buyer, its Affiliates, successors and assigns, may then be entitled to.

          (d) The Seller and Rainin each acknowledges that the scope of these covenants is reasonable and necessary to protect the legitimate business interests of the Buyer.

          (e) If any portion of the covenants herein contained, or the application thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant, the other covenants or the application thereof, and the said remaining portions shall be given full effect without regard to the invalid or ineffectual portions.

          (f) In the event that any of the negative or restrictive covenant provisions herein are held to be unenforceable because of the area covered by such provision, or because of the duration of such provision, or because of the business covered thereby, the parties hereto consent that the arbitral tribunal or court making such determination shall have the power to reduce the area and/or the duration of such provision and/or limit the business affected thereby, as the case may require, and in their reduced form, said provisions shall then be enforceable against the Seller and Rainin.

     6.2  Fairness Hearing; Stockholder Approval.
          --------------------------------------

          (a) As soon as reasonably practicable following the execution of this Agreement, the Seller and Buyer shall prepare and cause to be filed with the California Commissioner of Corporations (the "CALIFORNIA COMMISSIONER") the necessary documents and MTII shall apply to obtain a permit (a "CALIFORNIA PERMIT") from the California Commissioner (after a hearing before such Commissioner) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Mettler Stock pursuant to this Agreement shall be exempt from registration under Section 3(a)(10) of the Securities Act. The Seller and the Buyer will respond to any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing. As promptly as practical after the date of this Agreement, the Buyer and the Seller shall prepare and make such filings as are required under applicable blue sky laws relating to the transactions contemplated by this Agreement. The Seller shall use reasonable and good faith efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws relating to the transactions contemplated by this Agreement.

          (b) The application for the California Permit shall include the recommendation of the Board of Directors of the Seller in favor of adoption and approval of this Agreement and approval of the transaction.

     6.3 Restrictions on Transfer. All certificates representing Mettler Stock deliverable to Seller pursuant to this Agreement and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization, or similar event) also shall bear any legend required by the California Commissioner or such as are required pursuant to any federal, state, local or foreign law governing such securities.

     6.4 Registration Rights. In the event the California Commissioner does not issue a California Permit or should the parties not pursue a California Permit, then Buyer and MTII agree to enter into an agreement with Seller thereby granting Seller certain demand and piggy-back registration rights with respect to the Mettler Stock. In such event, the execution and delivery of such agreement shall be a Condition to Closing.

     6.5 HSR Act Filing. Within three (3) business days after the date of this Agreement, the parties will make the filing required by the HSR Act.

     6.6 Press Releases and Announcements. Subject to the requirements of applicable securities laws, neither the Buyer or MTII nor the Seller or Rainin shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party.

     6.7  Taxes.
          -----

          (a) All Taxes arising in connection with the transactions contemplated by the Transfer Documents and the Asset Purchase Agreement (Inventory/Accounts Receivable) shall be paid by the Seller when due, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes. The Buyer will furnish to the Seller such exemption certificates as the Seller may reasonably request in connection therewith.

          (b) The Seller and Rainin shall be liable for and shall indemnify the Buyer against all Taxes resulting from the Transfer Documents, the Inventory and Accounts Receivable Agreement and the transactions contemplated thereby. The Buyer will furnish to the Seller such exemption certificates as the Seller may reasonably request in connection therewith.

     6.8 Name. Prior to or contemporaneously with the Closing, the Seller will change its corporate name to Rainin Group, Inc. The Buyer and the Company (and their successors in interest) shall have the right to use the name "Rainin" in connection with the Business and on any products relating to liquid measurement. The Buyer and the Company may use the name "Rainin" in connection with other products with the Seller's prior written consent.

     6.9  Employee Benefits.
          -----------------

          (a) For a period of two (2) years from the Closing Date Buyer and MTII shall not terminate without cause the employment of any person identified in Section 4.1(f) without the prior written consent of Rainin. Rainin's consent shall not be unreasonably withheld or delayed.

          (b) All Employee Plans listed on Schedule 2.16(a)(i) shall remain in effect for each Current Employee listed on Schedule 2.16(b)(iii) and each new employee hired by the Company until June 30, 2003 (September 30, 2003 in the case of the Seller's profit sharing plan). During this time, the Buyer and MTII shall not change or amend any provision of any Employee Plan in any material respect without the written consent of Rainin. Rainin's consent shall not be unreasonably withheld or delayed.

          (c) The Buyer shall provide each employee of Seller service credit for the Current Employee's past service with Seller as of the Closing Date for all purposes under any employee benefit plan sponsored by Buyer which may, at any time, provide benefits or coverage to a Current Employee at the time that coverage is commenced; provided that the Buyer will not provide such service credit in connection with its defined benefit plans.

          (d) The Buyer shall not subject any Current Employee to any waiting periods or limitations on the benefits for pre-existing conditions under any employee benefit plan sponsored by Buyer, including any group health and disability plans, except to the extent such employees were subject to similar limitations under the Seller's Employee Plans.

          (e) In the event that the Buyer shall change the insurer under any group health plan, the Buyer will credit each Current Employee for any deductible amount previously met by the Current Employee in that plan year which otherwise would be lost.

          (f) The Buyer will honor accrued vacation and accrued sick leave earned by Current Employees when employed by the Seller.

          (g) The Seller will pay when due the liabilities corresponding to the U.S. profit sharing and U.S. incentive compensation included in the Excluded Liabilities.

     6.10 Certain Litigation. The parties acknowledge that the Greiner Litigation and the Customs Litigation are valuable assets of the Seller, but are of a nature that cannot be assigned to the Company. However, the parties intend that the costs and benefits of the Greiner Litigation and the Customs Litigation be borne by and accrue to the Company. In furtherance of the foregoing, the parties agree as follows:

          (a) The Seller will continue to prosecute and/or defend the Greiner Litigation and the Customs Litigation in its name, but the course and conduct of such litigation shall be controlled by and expenses relating thereto shall be borne by, the Buyer and the Company. Without limiting the generality of the foregoing, the Seller will not settle any such litigation without the Buyer's prior written consent, which consent shall not be unreasonably withheld.

          (b) The Seller shall join in any motion made by the Company to be added as a plaintiff or defendant in such litigation, or to otherwise obtain the benefits of such litigation (except as provided in subsection
(c)).

          (c) The amount of any payments actually received by the Seller or the Company from the defendants in such litigations attributable to the period prior to the Closing Date shall be the property of the Seller and shall be considered additional Purchase Price.

          (d) The Seller will take all reasonable actions to cause the Company to obtain all benefits of such litigations (except as provided in subsection (c)).

     6.11 Cooperation. At any time and from time to time after the Closing, at the request of the Buyer and for no further consideration, the Seller and Rainin shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such action as the Buyer may determine are reasonably necessary or desirable to (i) transfer, convey and assign to the Company, and effect, perfect and confirm the record and beneficial transfer of all assets of the Seller (except the Excluded
Assets) subject to all liabilities of the Seller (except the Excluded Liabilities), and (ii) to carry out the purpose and intent of the Transfer Documents.

                                ARTICLE VII
                              INDEMNIFICATION

     7.1 Indemnification by the Seller. The Seller and Rainin shall jointly and severally indemnify the Buyer, MTII and their respective officers, directors and Affiliates in respect of, and hold the Buyer, MTII and their respective officers, directors and Affiliates harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest, obligations, deficiencies, diminutions in value of assets, losses and reasonable expenses, reasonable court costs, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation ("Damages"), to the extent incurred or suffered by the Buyer, MTII or their respective officers, directors and Affiliates (including the Company) as a result of:

          (a) any inaccuracy or breach of a representation or warranty made by the Seller and Rainin contained in this Agreement, any inaccuracy or breach of a representation or warranty made by the Company in the Asset Purchase Agreement (Inventory/Accounts Receivable), or any inaccuracy or breach of a representation or warranty made by the Seller, Rainin or the Company in any certificate, document or instrument furnished by the Seller, Rainin or the Company pursuant to this Agreement;

          (b) any failure to perform or comply with any covenant or agreement of the Seller or Rainin contained in this Agreement;

          (c) (i) the ownership or operation of the Excluded Assets and the Excluded Liabilities; (ii) any failure of the Transfer Documents to effectively convey to the Company all assets and liabilities of the Seller as of the date of such Transfer Documents, excluding the Excluded Assets and the Excluded Liabilities, (iii) any liability arising by virtue of the entering into and consummation of the Transfer Documents;

          (d) any liability (including without limitation costs of cleanup and remediation) resulting from (i) any releases of any Materials of Environmental Concern into the environment prior to the Closing Date; (ii) the existence of any Materials of Environmental Concern at any site on which the business or operations of the Seller or the Company or any predecessor business or company was conducted prior to the Closing Date or to which any such Materials of Environmental Concern migrated or were transported; (iii) any release of any Materials of Environmental Concern at any such location if such release could give rise under any Environmental Law to liability on the part of the Seller or the Company; or (iv) any violation of any Environmental Law by the Seller or the Company or any predecessor business or company which occurred prior to the Closing Date; and

          (e) any liability of the Seller or Rainin for income Taxes, whether with respect to any period before or after the Closing Date and any liability of the Company for income Taxes with respect to any period prior to the Closing Date.

     7.2 Indemnification by the Buyer. The Buyer and MTII shall jointly and severally indemnify the Seller and Rainin in respect of, and hold the Seller and Rainin harmless against, any and all Damages incurred or suffered by the Seller or Rainin as a result of:

          (a) any inaccuracy or breach of a representation or warranty made by the Buyer and MTII contained in this Agreement, or in any certificate, document or instrument furnished by the Buyer or MTII pursuant to this Agreement;

          (b) any failure to perform or comply with any covenant or agreement of the Buyer or MTII contained in this Agreement.

     7.3 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify in writing the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that except for the provisions of Section 7.6, no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Buyer shall conduct the defense of all third-party claims, whether it is the Indemnified Party or the Indemnifying Party, except claims arising out of
Section 7.1(e), which shall be the responsibility of the Seller and Rainin. The Seller and Rainin shall be entitled, at its or his expense, to participate in, but not to determine or conduct, the defense of such claim (other than claims arising out of Section 7.1(e)). The Indemnified Party shall not settle or compromise any claim by a third party for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

     7.4  Resolution of Conflicts; Arbitration.
          ------------------------------------

          (a) In case the Indemnifying Party has not consented in writing to any claim or claims made by the Indemnified Party to recover Damages within thirty (30) days after delivery of written demand therefor, the parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

          (b) If no such agreement can be reached after good faith negotiation, either Buyer or Seller may demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Buyer and Seller. In the event that, within thirty (30) days after submission of any dispute to arbitration, Buyer and Seller cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Buyer and Rainin shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator.

          (c) Any such arbitration shall be held in Chicago, Illinois, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

          (d) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The foregoing arbitration provision shall apply to any dispute between the parties under this Article VII.

     7.5 Escrow Fund. Until January 2, 2003 in cases where the Seller and Rainin are the Indemnifying Party, Damages pursuant to this Article VII shall first be funded from the Holdback Amount pursuant to the terms of the Escrow Agreement, it being understood that Seller and Rainin shall be liable for any excess Damages.

     7.6 Survival. All representations, warranties, covenants, agreements and obligations set forth in this Agreement shall survive the Closing as herein provided. Unless otherwise stated, all representations, warranties and covenants shall expire on the date eighteen (18) months from the Closing Date except that:

          (a) the representations and warranties of the Seller and Rainin in Sections 2.2, 2.3(a) and 2.24 and the representations and warranties of the Buyer and MTII contained in Sections 3.2, 3.5 and 3.12 shall survive without limitation, and the provisions of Section 7.1(a) and 7.2(a) as they relate to such representations and warranties shall similarly survive without limitation;

          (b) the representations and warranties of the Seller and Rainin in Section 2.7 shall survive for a period of sixty (60) days after expiration of the relevant statute of limitations, and the provisions of
Section 7.1(a) as they relate to such representation and warranty, and the provisions of Section 7.1(e), shall similarly survive for such period; (c) the representations and warranties of the Seller and Rainin in Section 2.18 shall survive for a period of three (3) years from and after the Closing Date (provided that such representations and warranties as they relate to the Seller Leased Real Property located in Emeryville, California shall survive without limitation), and the provisions of Section 7.1(a) as they relate to such representation and warranty, and the provisions of Section 7.1(d), shall similarly survive for such period;

          (d) the covenants of the parties shall survive the Closing for the period therein specified or, if no period is specified, without limitation, and the provisions of Section 7.1(b) shall similarly survive for such period; and

          (e) the provisions of Section 7.1(c) shall survive without limitation.

          Any claim asserted in writing prior to the expiration as provided in this Section 7.6 of the representation, warranty, covenant or indemnity that is the basis for such claim shall survive until finally resolved and satisfied in full.

     7.7  Limitations on Indemnification.
          ------------------------------

          (a) Except as set forth herein, neither party shall make a claim under this Article VII unless and until its Damages are $1,500,000 or more in the aggregate (the "BASKET"; provided that in computing the Basket each single indemnity amount (or any series of amounts relating to a series of claims arising out of a common set of facts) of less than $50,000 (the "THRESHHOLD") shall be disregarded). Each party may make claims for indemnification to the extent the Damages exceed the Basket; provided that after the Basket is exceeded, neither party may recover Damages unless the individual claim for Damages (or series of Damages relating to a series of claims arising out of a common set of facts) exceeds the Threshhold. The Basket and the Threshhold shall not apply to (i) breaches of the Seller's and Rainin's representations and warranties in Section 2.2, 2.3(a), 2.7 and 2.24, (ii) Buyer's and MTII's representations and warranties in Sections 3.2, 3.4, 3.5 or 3.12, (iii) breaches of the Seller's and Rainin's covenants in Section 5.4, 6.1, 6.7 and 6.9(g), (iv) Damages arising out of
Section 2.18 or Section 7.1(d) relating to the Seller Leased Real Property located in Emeryville, California (v) Damages arising out of Section 7.1(c) (except the Threshhold shall apply to Section 7.1(c)(ii)), and (vi) damages arising out of Section 7.1(e); it being understood that Damages with respect to such sections shall be recoverable from the first dollar (except the Threshhold shall apply to Section 7.1(c)(ii) as aforesaid).

          (b) The  Seller's  and  Rainin's  maximum  liability  pursuant to
Section  7.1(a)  which  arises out of Section  2.18 or  pursuant to Section
7.1(d), except any such liability relating to the Seller Leased Real Property located in Emeryville, California, shall be an amount equal to 40% of the sum of (i) the Initial Purchase Price, (ii) the amount paid pursuant to the Asset Purchase Agreement (Inventory/Accounts Receivable) and (iii) the Contingent Payment. The Seller's and Rainin's maximum liability pursuant to Section 7.1(a) which arises out of Section 2.12 shall be an amount equal to 25% the sum of (i) the Initial Purchase Price, (ii) the amount paid pursuant to the Asset Purchase Agreement (Inventory/Accounts Receivable) and (iii) the Contingent Payment. The Seller's and Rainin's maximum liability pursuant to Section 7.1(a) (exclusive of liability arising out of Section 2.12 and 2.18) shall be an amount equal to 10% of the sum of (i) the Initial Purchase Price, (ii) the amount paid pursuant to the Asset Purchase Agreement (Inventory/Accounts Receivable) and (iii) the Contingent Payment.

          (c) In no event shall Seller's and Rainin's maximum liability under any and all claims for indemnification made pursuant to this Agreement and the Asset Purchase Agreement (Inventory/Accounts Receivable) exceed the Purchase Price.

          (d) The amount that the Indemnifying Party is required to pay to an Indemnified Party pursuant to this Article VII shall be reduced (including, without limitation, retroactively) by any net insurance proceeds actually recovered by the Indemnified Party in reduction of the related Damages. Each party agrees that its insurance policies will contain a waiver of subrogation clause so long as the same is obtainable and includable at no extra cost.


                                ARTICLE VIII
                          TERMINATION OF AGREEMENT

     8.1 Grounds. This Agreement and the transactions contemplated by it may be terminated at any time on or before the Closing Date as follows, provided the terminating party gives written notice to the other party(ies):

          (a) By mutual written consent of the Seller and the Buyer;

          (b) By the Buyer if the conditions provided in Section 4.1 or 4.2 have not been satisfied or have become impossible of fulfillment on or prior to the Closing Date and by the Seller if the conditions provided in
Section 4.1 or 4.3 have not been satisfied or have become impossible of fulfillment on or prior to the Closing Date;

          (c) By either the Seller or the Buyer if the Closing has not occurred on or before December 31, 2001 or such other date agreed upon in writing by the Seller and the Buyer;

          (d) by Buyer in the event of any material breach by the Seller or Rainin of any of Seller's or Rainin's agreements, representations or warranties contained herein and the failure of Seller or Rainin, as the case may be, to cure such breach within 30 days after receipt of written notice from Buyer requesting such breach to be cured; or

          (e) by the Seller in the event of any material breach by Buyer or MTII of any of Buyer's or MTII's agreements, representations or warranties contained herein and the failure of Buyer or MTII, as the case may be, to cure such breach within 30 days after receipt of written notice from Seller requesting such breach to be cured.

     8.2 Effect.  In the event this  Agreement  is  terminated  pursuant to
Section 8.1 without fault of either party or breach of this Agreement, all obligations of the Seller and Rainin and the Buyer and MTII hereunder will terminate without liability. In such event, each party hereto shall pay all legal and other costs and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby. Unless this Agreement is terminated pursuant to Section 8.1, if any of the conditions to the obligations of the Buyer and MTII in Section 4.1 and 4.2 or of the Seller and Rainin in Section 4.1 and 4.3 have not been satisfied by the Closing, the Buyer and MTII or the Seller and Rainin as the case may be, in addition to any other rights that may be available to them, will have the right to waive their respective conditions and to proceed with the Closing and the consummation of the transactions contemplated by this Agreement. In the event a party waives one of their respective conditions and closes the transaction, then such party shall be precluded from claiming such waived condition is a breach of the Agreement, and it may not seek indemnification for such breach. Except as set forth in the preceding sentence, nothing set forth in this Article VIII shall relieve any party from liability for any breach by it of its obligations under this Agreement.

                                 ARTICLE IX
                               MISCELLANEOUS

     9.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     9.2 Entire Agreement. This Agreement (including the ancillary agreements) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

     9.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interest, or obligations hereunder, whether by operation of law or otherwise, without the prior written approval of the other parties; provided that the Buyer may assign its rights, interests and/or obligations hereunder to an Affiliate of the Buyer.

     9.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6 Notices. Any notice, request, demand, claim or other communication shall be in writing and shall be deemed duly delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable worldwide overnight courier service, in each case to the intended recipient as set forth below:

  If to the Buyer or MTII:                       Copies to:
  ------------------------                       ----------

Mettler-Toledo, Inc.               Drake, Sommers, Loeb, Tarshis & Catania, PLLC
Im Langacher                       One Corwin Court
CH-8606 Greifensee, Switzerland    Newburgh, New York 12550
Attention: James Bellerjeau        Attention:  Marianna R. Kennedy


If to the Seller or Rainin:                      Copies to:
--------------------------                       ----------

Kenneth Rainin                     Holme Roberts & Owen LLP
5400 Hollis Street                 1700 Lincoln Street, Suite 4100
Emeryville, California 94608       Denver, CO  80304-4541
                                   Attn:  Kevin M. Galligan

Edward Weinsoff
Rainin Road
Woburn, Massachusetts 01888

Any party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party or individual for whom it is intended. Any notice sent by telecopy shall be followed by a confirmation copy sent by reputable overnight business courier service. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

          9.8 Amendments and Waivers. The parties may amend any provision of this Agreement at any time by a written instrument signed by each of the parties. No waiver by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          9.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof in invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          9.10 Expenses. Each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except that any additional audit expenses incurred by Seller which are incurred at the request of Buyer shall be borne by Buyer and $40,000 of the filing fee Rainin is required to pay in connection with the filing required under the HSR Act shall be paid by Buyer.

          9.11 Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          9.12 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          9.13 Joint and Several. The liability and obligations of the Seller and Rainin shall be joint and several. The liability and obligations of the Buyer and MTII shall be joint and several.

          9.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    METTLER-TOLEDO, INC.



                                    By: /s/ William P. Donnelly
                                        ----------------------------------
                                        William P. Donnelly
                                        Chief Financial Officer


                                    METTLER-TOLEDO INTERNATIONAL INC.



                                    By: /s/ William P. Donnelly
                                        ----------------------------------
                                        William P. Donnelly
                                        Chief Financial Officer


                                    RAININ INSTRUMENT COMPANY, INC.



                                    By: /s/ Kenneth Rainin
                                        ----------------------------------
                                        Kenneth Rainin
                                        President



                                        ----------------------------------
                                        Kenneth Rainin

Exhibits B through E to the Purchase Agreement, as summarized below, have been omitted for the purposes of this Edgar filing. A copy of these exhibits can be obtained at no cost from the Company:

        Exhibit B:  Escrow Agreement
        Exhibit C:  Employment Agreement
        Exhibit D:  Employment Agreements
        Exhibit E:  Seller Leased Real Property term sheets.